AUTHORIZATION LETTER

July 18, 2003


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549
ATTN:  Filing Desk

To Whom It May Concern:
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By means of this letter I authorize Patrick M. Murphy,
Sean E. Belanger and Barry Black,
or any of them individually, to sign on my behalf all forms required under Section 16(a) of the Securities Exchange Act of 1934, as amended, relating to transactions involving the stock or derivative securities of Paradyne Networks, Inc. (the "Company"). Either such individual is accordingly authorized to sign any Form 3, Form 4, Form 5 or amendment thereto and any Form 13D or 13G which I am required to file with the same effect as if I had signed them myself.

This authorization shall remain in effect until revoked in writing by me.

Yours truly,

/s/ David F. Walker

______________________________
David F. Walker



POWER OF ATTORNEY


	Know all by these presents, that the undersigned hereby Authorizes Patrick M. Murphy, Sean E. Belanger and Barry Black, to execute for and on behalf of the undersigned, in the undersigned's capacity as an officer or director of the Company, Forms 3, 4 and 5, and any Amendments thereto, and any Form 13D or 13G, and cause such form(s) to be filed with the United States Securities and Exchange Commission pursuant to Section 16(a) of the Securities Act of 1934, relating to the undersigned's beneficial ownership of securities in the Company. The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.
The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.
	This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, 5, 13G and 13D with respect to the undersigned's holdings of, and transactions in, securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.
	IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 1st day of July 18, 2003.

/s/ David F. Walker
__________________________
David F. Walker
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